Exhibit 4.12
EXECUTION COPY
DISCOVERY COMMUNICATIONS, INC.

FIRST AMENDMENT

Dated As Of April 11, 2007
to
NOTE PURCHASE AGREEMENTS
Dated As Of December 1, 2005

FIRST AMENDMENT TO NOTE AGREEMENTS
     THIS FIRST AMENDMENT dated as of April 11, 2007 to the Note Purchase Agreements each dated as of December 1, 2005 is between Discovery Communications, Inc., a Delaware close corporation (the “Company”), and each of the holders listed on Schedule A that is a signatory hereto (the “Noteholders”).
RECITALS:
     A. The Company and the Purchasers have heretofore entered into the separate Note Purchase Agreements each dated as of December 1, 2005 (the “Note Agreements”). The Company has heretofore issued the $390,000,000 of 6.01% Series A Senior Unsecured Notes due December 1, 2015 and the $90,000,000 of Floating Rate Series B Senior Unsecured Notes due December 1, 2012 (the “Notes”) pursuant to the Note Agreements. Capitalized terms used herein without other definition shall have the respective meanings given in the Note Agreements.
     B. The Company and the Noteholders now desire to amend the Note Agreements in the respects, but only in the respects, hereinafter set forth.
     NOW, THEREFORE, the Company and the Noteholders, in consideration of good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, do hereby agree as follows:
SECTION 1. AMENDMENTS.
     1.1 Section 7.2(a) is hereby amended by (a) deleting the reference to “10.2(iv)” and inserting “10.2(v)” in lieu thereof, (b) deleting the reference to “10.5(iv)” and inserting “10.5(v)” in lieu thereof, (c) inserting “(i)” following the word “including” in the parenthetical and (d) adding the following immediately after “percentage then in existence” and prior to “)”: “and (ii) a reasonably detailed statement setting forth the computation of the amount of Related Taxes and Permitted Expenses for such period”.
     1.2 Section 9.5 of the Note Agreements is hereby amended to read in its entirety as follows:
     “9.5 Corporate Existence, etc. Subject to Section 10.7, the Company will at all times preserve and keep in full force and effect its corporate or (if applicable) limited liability company existence. Subject to Section 10.5 and Section 10.7, the Company will at all times preserve and keep in full force and effect the corporate or other entity existence of each of its Restricted Subsidiaries (unless merged into the Company or another Restricted Subsidiary or all of its assets and liabilities are transferred to the Company or another Restricted Subsidiary, by liquidation or otherwise) and all rights and franchises of the Company and its Restricted Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate or other entity existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.”
     1.3 Section 9.6 of the Note Agreements is hereby amended to read in its entirety as follows:
     “9.6. Subsidiary Guarantors.
     “(a) The Company will not permit any Subsidiary to enter into any Guaranty of any Indebtedness of the Company under any Group Debt Facility (a “Group Debt Facility Guarantee”) unless such Subsidiary simultaneously executes and delivers a Guaranty of the Notes (a “Subsidiary Guarantee”)

on terms substantially similar to such Group Debt Facility Guarantee, except as may be otherwise required by Section 9.6(b).
     “(b) Notwithstanding any other provision of this Agreement, any Subsidiary Guarantee shall provide by its terms that such Subsidiary Guarantee shall be unconditionally released and discharged upon (i) any sale, exchange or transfer of all of the common equity or equivalent ownership interest held by the Company or any Subsidiary in, or all or substantially all the assets of, the obligor on such Subsidiary Guarantee (the “Subsidiary Guarantor”), or any other sale or disposition (by merger or otherwise) of such Subsidiary Guarantor or any interest therein following which such Person is no longer a Subsidiary, which is in compliance with this Agreement, (ii) the release by the holders of the Group Debt Facility Indebtedness of the Company of their Group Debt Facility Guarantee by such Subsidiary Guarantor (including any deemed release upon payment in full of all obligations under such Group Debt Facility Indebtedness), which release occurs at a time when (A) no other Group Debt Facility Indebtedness of the Company remains guaranteed by such Subsidiary Guarantor, or (B) the holders of all such other Group Debt Facility Indebtedness which would otherwise remain guaranteed by such Subsidiary Guarantor also release their Group Debt Facility Guarantee by such Subsidiary Guarantor (including any deemed release upon payment in full of all obligations under such Group Debt Facility Indebtedness), (iii) merger or consolidation of such Subsidiary Guarantor with and into the Company or another Subsidiary Guarantor or (iv) payment in full of the aggregate principal amount of the Notes then outstanding, any interest then accrued thereon and unpaid and any Make Whole-Amount, if applicable; provided that, in each case specified in the foregoing clauses (i) through (iv), (1) after giving effect to such release and discharge no Default or Event of Default shall have occurred and be continuing, (2) no amount is then due and payable under the Subsidiary Guarantee by such Subsidiary Guarantor, (3) such Subsidiary Guarantor is not at the time a guarantor under any other Group Debt Facility Guarantee that is not also concurrently being released and discharged and (4) the Company shall have given notice accompanied by a certificate of a Senior Financial Officer to certify compliance with the foregoing requirements. Upon any such occurrence specified in this Section 9.6(b), and upon receipt of the certificate described in clause (4) of the preceding proviso the holders shall, at the Company’s expense, execute any documents reasonably required by the Company in order to evidence such release, discharge and termination in respect of such Subsidiary Guarantee.
     “(c) Neither the Company nor any such Subsidiary Guarantor shall be required to make a notation on the Notes to reflect any such Subsidiary Guarantee or any such release, termination or discharge.
     “(d) The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee will be limited to the maximum amount, as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law, or being void or unenforceable under any law relating to insolvency of debtors.”
     1.4 Section 10.2 of the Note Agreements is hereby amended by (a) deleting the word “and” from the end of clause (iii), (b) inserting the following as new clause (iv): “(iv) Indebtedness for Money Borrowed of Subsidiary Guarantors owing in respect of Group Debt Facility Guarantees executed in conformity with the provisions of Section 9.6; and”, (c) re-numbering existing clause (iv) as clause “(v)”, (d) deleting in new clause (v) the words “clauses (i) through (iii)” and inserting “clauses (i) through (iv)” in lieu thereof and (e) deleting in new clause (v) the words “pursuant to this clause (iv)” and inserting “pursuant to this clause (v)” in lieu thereof.

     1.5 Section 10.3 of the Note Agreements is hereby amended by deleting in clause (xi) the reference to “Section 10.2(iv)” and inserting “Section 10.2(v)” in lieu thereof.
     1.6 Section 10.4 of the Note Agreements is hereby amended to read in its entirety as follows:
     “10.4. Restricted Payments and Investments.
     “(a) The Company will not, and will not permit any Restricted Subsidiary to, make any Restricted Payment or Restricted Investment if at the time of making the same and after giving effect thereto (A) any Default or Event of Default exists or would exist or (B) the Net Amount of Restricted Payments and Investments would exceed the sum of (1) $75,000,000, plus (2) the greater of (i) 50% of the Adjusted Net Income (if positive ) of the Company and its Restricted Subsidiaries for each fiscal year subsequent to December 31, 2000 (the “Net Income Account”), provided, that, if Adjusted Net Income of the Company and its Restricted Subsidiaries for any fiscal year subsequent to December 31, 2000 shall be negative, 50% of such negative amount shall be subtracted from the Net Income Account, but only to the extent, if any, that the Net Income Account exceeds zero, and (ii) $25,000,000 for each fiscal year subsequent to December 31, 2000, plus (3) the Net Issuance Proceeds of any New Equity issued after the date hereof. For purposes of the foregoing, the “Net Amount of Restricted Payments and Investments” as of any date of determination shall mean the sum of all Restricted Payments and Restricted Investments (valued at cost) made after December 31, 2000 made by the Company and its Restricted Subsidiaries pursuant to this subsection (a), less any return of capital (but not any earnings thereon) received by the Company or any Restricted Subsidiary in respect of any such Restricted Investment.
     “(b) Notwithstanding the foregoing, after Holdco has been organized the Company may make Restricted Payments to Holdco in amounts equal to Related Taxes and Permitted Expenses without affecting the Net Amount of Restricted Payments and Investments.”
     1.7 Section 10.5 of the Note Agreements is hereby amended by deleting the words “cash equivalent investments at the Company’s discretion” in the second sentence of clause (v) thereof and inserting the words “Investments of the type listed in clauses (iv), (v) and (vi) of the definition of Restricted Investments” in lieu thereof.
     1.8 Section 10.6 of the Note Agreements is hereby amended to add an additional sentence at the end thereof to read in its entirety as follows:
     “Notwithstanding the foregoing, employees of the Company and its Restricted Subsidiaries may provide management, accounting, legal and related services to Holdco, provided that if Holdco acquires any Subsidiary or group of assets other than the Company, the Subsidiaries of the Company and the assets owned by the Company and its Subsidiaries, such services shall only be provided to the extent they relate to such other Subsidiary or group of assets in consideration of fees payable by Holdco in cash based on a reasonable prorated amount of the cash compensation of such employees paid by the Company and/or its Restricted Subsidiaries.”
     1.9 10.7 of the Note Agreements is hereby amended to read in its entirety as follows:
     “10.7. Merger, Consolidation, Transfer of Substantially All Assets. The Company will not consolidate or merge with any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions (including by way of liquidation) to any Person except that the Company may consolidate or merge with, or sell, lease or otherwise dispose of all or substantially all of its assets to, any other corporation or limited liability company if (i) either (A) in the case of a merger or consolidation, the Company shall be the surviving or continuing corporation or limited liability company, or (B) the surviving, continuing or resulting Person or the Person that purchases, leases, or otherwise acquires all or substantially all of the assets of the Company (the “Successor Company”) (1) is a solvent corporation or limited liability company organized under the laws of any State of the United States or the District of Columbia and (2) expressly and unconditionally assumes the due and punctual performance of all obligations of the Company hereunder and under the Notes by an instrument in writing delivered to each holder of Notes, and the Successor Company shall deliver to the holders of the Notes an opinion of nationally recognized independent counsel, in form and substance reasonably satisfactory to the Majority Holders, to the effect that such written assumption has been duly authorized, executed and delivered by such Successor Company and constitutes a legal, valid and binding obligation enforceable against such Successor Company in accordance with its terms, and as to such other matters incident to such transactions as the Majority Holders may reasonably request; and (ii) at the time of such transaction and after giving effect thereto no Default or Event of Default shall have occurred and be continuing (and the Company shall have delivered an Officer’s Certificate to the holders of the Notes to such effect).
     “The Company may also convert to a limited liability company under applicable state law, provided that (x) upon such conversion the resulting limited liability company shall expressly and unconditionally ratify and confirm the due and punctual performance of all obligations of the Company hereunder and under the Notes by an instrument in writing delivered to each holder of Notes, and shall deliver to the holders of the Notes an opinion of nationally recognized independent counsel, in form and substance reasonably satisfactory to the Majority Holders, to the effect that such written ratification and confirmation has been duly authorized, executed and delivered by such resulting limited liability company and each of such ratifications and confirmations, and this Agreement and the Notes, constitutes a legal, valid and binding obligation enforceable against such limited liability company in accordance with its terms, and as to such other matters incident to such transactions as the Majority Holders may reasonably request; and (y) at the time of such conversion and after giving effect thereto no Default or Event of Default shall have occurred and be continuing (and the Company shall have delivered an Officer’s Certificate to the holders of the Notes to such effect).
     “No such conveyance, transfer or lease of all or substantially all of the assets of the Company shall have the effect of releasing the Company or any Successor Company that shall theretofore have become such in the manner prescribed in this Section 10.7 from its liability under this Agreement or the Notes.”
     1.10 A new Section 10.9 is hereby added in numerical order to read as follows:
     “10.9 Limitation on Certain Guaranties. The Company will not and will not permit any Restricted Subsidiary to create, assume, incur or otherwise become or remain obligated in respect of, or permit to be outstanding, any Guaranty of Indebtedness for Money Borrowed of Holdco or of any Subsidiary of Holdco that is not the Company or a Subsidiary of the Company, provided that this Section 10.9 shall not be construed to permit any Guaranty otherwise restricted by Section 10.2.”
     1.11 Schedule B (Defined Terms) of the Note Agreements is hereby amended by adding the following definitions in alphabetical order:

     ““Adjusted Net Income” means, for any period, Net Income of the Company and its Restricted Subsidiaries for such period minus (without duplication) Permitted Expenses and Related Taxes for such period.”
     ““Group Debt Facility Guarantee” is defined in Section 9.6.”
     ““Holdco” means the Delaware limited liability company to be organized by the Shareholders to be the direct parent and owner of all the outstanding Equity Interests of the Company in connection with the Split-Off Transaction.”
     ““Investment” shall mean capital contributions to, loans to, repurchase agreements with, or investments in securities of, a Person.”
     ““Net Amount of Restricted Payments and Investments” is defined in Section 10.4.”
     ““Net Income Account” is defined in Section 10.4.”
     ““Net Issuance Proceeds” shall mean, in respect of any issuance of New Equity, cash proceeds received or receivable in connection therewith, net of customary out-of-pocket costs and expenses paid or incurred in connection therewith in favor of any Person.”
     ““New Equity” shall mean (a) any infusion of equity into the Company by the Shareholders after the date hereof, and (b) any shares of capital stock of or other equity interests in the Company issued after the date hereof.”
     ““Permitted Expenses” means (i) costs (including all professional fees and expenses) incurred by Holdco in connection with its reporting obligations under any agreement governing Indebtedness of Holdco described in clause (x) of the following clause (ii), or a prorated amount of such costs in respect of Indebtedness described in clause (y) of the following clause (ii), in each case including in respect of any reports provided to the holders of such Indebtedness, or in connection with compliance with applicable laws or applicable rules of any governmental, regulatory or self-regulatory body or stock exchange, and (ii) fees and expenses incurred by Holdco in connection with any offering of Equity Interests or Indebtedness, (x) where the net proceeds of such offering are actually received by or contributed or loaned to the Company or a Restricted Subsidiary, or (y) in a prorated amount of such expenses in proportion to the amount of such net proceeds actually so received, contributed or loaned.”
     ““Related Taxes” means (x) any taxes attributable to any taxable period (or portion thereof) ending on or prior to the date the Company became a wholly-owned subsidiary of Holdco, or (y) any other federal state or local taxes measured by income for which Holdco is liable which, with respect to federal taxes, shall be deemed to equal the amount of any such taxes that the Company and its Subsidiaries would have been required to pay on a separate company basis (or on a consolidated basis as if the Company had filed a consolidated return on behalf of any affiliated group (as defined in Section 1504 of the Code) of which it were the common parent) or with respect to state and local taxes, shall be deemed to equal the amount of any such taxes that the Company and its Subsidiaries would have been required to pay on a separate company basis (or on a combined basis as if the Company had filed a combined return on behalf of an affiliated group consisting only of the Company and its Subsidiaries).”
     ““Restricted Investments” shall mean all Investments other than
     (i) Investments existing as of the date of this Agreement and listed on Schedule 5.4;

     (ii) loans to employees of the Company and its Restricted Subsidiaries not to exceed $150,000 to any single employee and $500,000 in the aggregate, at any time outstanding, plus the amount permitted by the Employee Compensation Plan as it exists on the date of the Closing;
     (iii) marketable, direct obligations of the United States of America with a maturity of one year or less;
     (iv) commercial paper with a maturity of 180 days or less issued by any lender under the Existing Bank Agreement or by corporations, each of which shall have a consolidated net worth of at least $250,000,000 and each of which conducts a substantial part of its business in the United States, and rated P-1 or better by Moody’s Investors Service, Inc.;
     (v) certificates of deposit with a maturity of one year or less which are issued by any lender under the Existing Bank Agreement or by a United States national or state bank having capital, surplus and undivided profits in excess of $100,000,000 and having a long term unsecured debt rating of Baa1 or better from Moody’s Investors Service, Inc.;
     (vi) repurchase agreements with respect to Investments of the type described in clauses (iii), (iv) and (v) above with financial institutions having a long term unsecured debt rating of Baa1 or better from Moody’s Investors Service, Inc.;
     (vii) Investments in lines of business reasonably related to or in furtherance of the Company’s existing lines of business in which they are engaged on the date of the Closing, as described in the Memorandum; and
     (viii) Investments in unrelated lines of business not to exceed $100,000,000 in the aggregate at any time.”
     ““Split-Off Transaction” means the series of transactions to be entered into pursuant to that certain letter of intent dated March 28, 2007, among the Company and the Significant Shareholders.”
     ““Subsidiary Guarantee” is defined in Section 9.6.”
     ““Subsidiary Guarantor” is defined in Section 9.6.”
     1.12 Schedule 5.4 (Subsidiaries) of the Note Agreements is hereby amended by adding the following to the end thereof:

     “(v) INVESTMENTS

Investments	Shares
TiVo Inc	720,461

RCN Corporation	21,905

Internet Pictures Corporation (iPIX)	46,154

2953285 Canada Inc.	20% interest

Meteor Studios, Inc.	50% interest
     In addition, Investments in Subsidiaries.”
     SECTION 2. MISCELLANEOUS.
     2.1 In order to induce the Noteholders to consent to this First Amendment, the Company represents and warrants to each of the Noteholders that on and as of the date hereof, both before and after giving effect to this First Amendment, no Default or Event of Default (in each case as defined in the Note Agreements) has occurred and is continuing.
     2.2 By its execution of this First Amendment, each Noteholder that is a signatory hereto indicates that it is satisfied with Amendment No. 3, dated as of April 6, 2007, to the Existing Bank Agreement.
     2.3 This First Amendment shall be construed in connection with and as part of the Note Agreements, and except as modified and expressly amended by this amendment, all terms, conditions and covenants contained in the Note Agreements and the Notes are hereby ratified and shall be and remain in full force and effect. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this amendment may refer to the Note Agreements without making specific reference to this amendment but nevertheless all such references shall be deemed to include this amendment unless the context otherwise requires. This First Amendment shall be governed by and construed in accordance with the laws of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.
     IN WITNESS WHEREOF, the Company and the Noteholders have caused this instrument to be executed, all as of the day and year first above written.
[Signature Pages Follow]

Accepted and Agreed to as of the date thereof:

DISCOVERY COMMUNICATIONS, INC.

By:	/s/ J. Michael Suffredini
Name:	J. Michael Suffredini
Title:	Senior Vice President and Treasurer

ALLSTATE LIFE INSURANCE COMPANY

By:	/s/ Mark Cloghessy
Name:	Mark Cloghessy

By:	/s/ Charles Mires

Name:	Charles Mires

Authorized Signatories

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

By:	/s/ Mark Cloghessy

Name:	Mark Cloghessy

By:	/s/ Charles Mires

Name:	Charles Mires
Authorized Signatories
[Signature page to First Amendment to Note Purchase Agreement — 2005]

METROPOLITAN LIFE INSURANCE COMPANY

By:	/s/ Erik V. Savi

Name:	Erik V. Savi
Title:	Director

METLIFE INVESTORS USA INSURANCE COMPANY

METLIFE INVESTORS INSURANCE COMPANY

By:	Metropolitan Life Insurance Company

	By:	/s/ Erik V. Savi

	Name:	Erik V. Savi
	Title:	Director
[Signature page to First Amendment to Note Purchase Agreement — 2005]

NATIONAL LIFE INSURANCE COMPANY
By:	Sentinel Asset Management

	By:	/s/ R. Scott Higgins
	Name:	R. Scott Higgins
	Title:	Vice President

LIFE INSURANCE COMPANY OF THE SOUTHWEST
By:	Sentinel Asset Management

	By:	/s/ R. Scott Higgins
	Name:	R. Scott Higgins
	Title:	Vice President
[Signature page to First Amendment to Note Purchase Agreement — 2005]

THE PRUDENTIAL LIFE INSURANCE COMPANY, LTD.
By:	Prudential Investment Management (Japan), Inc., as Investment Manager
	By:	Prudential Investment Management, Inc., as Sub-Adviser

		By:	/s/ Yvonne Guajardo
		Name:	Yvonne Guajardo
		Title:	Vice President

GIBRALTAR LIFE INSURANCE CO., LTD.
By:	Prudential Investment Management (Japan), Inc., as Investment Manager
	By:	Prudential Investment Management, Inc., as Sub-Adviser

		By:	/s/ Yvonne Guajardo
		Name:	Yvonne Guajardo
		Title:	Vice President

MTL INSURANCE COMPANY
By:	Prudential Private Placement Investors, L.P. (as Investment Advisor)
	By:	Prudential Private Placement Investors, Inc. (as its General Partner)

		By:	/s/ Yvonne Guajardo
		Name:	Yvonne Guajardo
		Title:	Vice President

PHYSICIANS MUTUAL INSURANCE COMPANY
By:	Prudential Private Placement Investors, L.P. (as Investment Advisor)
	By:	Prudential Private Placement Investors, Inc. (as its General Partner)

		By:	/s/ Yvonne Guajardo
		Name:	Yvonne Guajardo
		Title:	Vice President
[Signature page to First Amendment to Note Purchase Agreement — 2005]

AMERICAN BANKERS INSURANCE COMPANY OF FLORIDA, INC.
By:	Prudential Private Placement Investors, L.P. (as Investment Advisor)
	By:	Prudential Private Placement Investors, Inc. (as its General Partner)

		By:	/s/ Yvonne Guajardo
		Name:	Yvonne Guajardo
		Title:	Vice President

AMERICAN MEMORIAL LIFE INSURANCE COMPANY
By:	Prudential Private Placement Investors, L.P. (as Investment Advisor)
	By:	Prudential Private Placement Investors, Inc. (as its General Partner)

		By:	/s/ Yvonne Guajardo
		Name:	Yvonne Guajardo
		Title:	Vice President

UNION SECURITY INSURANCE COMPANY
By:	Prudential Private Placement Investors, L.P. (as Investment Advisor)
	By:	Prudential Private Placement Investors, Inc. (as its General Partner)

		By:	/s/ Yvonne Guajardo
		Name:	Yvonne Guajardo
		Title:	Vice President

TIME INSURANCE COMPANY
By:	Prudential Private Placement Investors, L.P. (as Investment Advisor)
	By:	Prudential Private Placement Investors, Inc. (as its General Partner)

		By:	/s/ Yvonne Guajardo
		Name:	Yvonne Guajardo
		Title:	Vice President
[Signature page to First Amendment to Note Purchase Agreement — 2005]

JOHN ALDEN LIFE INSURANCE COMPANY
By:	Prudential Private Placement Investors, L.P. (as Investment Advisor)
	By:	Prudential Private Placement Investors, Inc. (as its General Partner)

		By:	/s/ Yvonne Guajardo
		Name:	Yvonne Guajardo
		Title:	Vice President
[Signature page to First Amendment to Note Purchase Agreement — 2005]

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

By:	/s/ Lisa M. Ferraro
Name:	Lisa M. Ferraro
Title:	Director
[Signature page to First Amendment to Note Purchase Agreement — 2005]

UNUM LIFE INSURANCE COMPANY OF AMERICA
By:	Provident Investment Management, LLC, Its Agent

	By:	/s/ Ben Vance
	Name:	Ben Vance
	Title:	Vice President

PROVIDENT LIFE AND ACCIDENT INSURANCE COMPANY
By:	Provident Investment Management, LLC, Its Agent

	By:	/s/ Ben Vance
	Name:	Ben Vance
	Title:	Vice President

THE PAUL REVERE LIFE INSURANCE COMPANY
By:	Provident Investment Management, LLC, Its Agent

	By:	/s/ Ben Vance
	Name:	Ben Vance
	Title:	Vice President
[Signature page to First Amendment to Note Purchase Agreement — 2005]

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY, SUCCESSOR BY MERGER TO JEFFERSON — PILOT LIFE INSURANCE COMPANY
By:	Delaware Investment Advisers, a series of Delaware Management Business Trust, Attorney in Fact

	By:	/s/ Frank G. LaTorraca
	Name:	Frank G. LaTorraca
	Title:	Vice President

JEFFERSON PILOT FINANCIAL INSURANCE COMPANY
By:	Delaware Investment Advisers, a series of Delaware Management Business Trust, Attorney in Fact

	By:	/s/ Frank G. LaTorraca
	Name:	Frank G. LaTorraca
	Title:	Vice President
[Signature page to First Amendment to Note Purchase Agreement — 2005]

CONNECTICUT GENERAL LIFE INSURANCE COMPANY
By:	CIGNA Investments, Inc.

	By:	/s/ Deborah B. Wiacek
	Name:	Deborah B. Wiacek
	Title:	Managing Director

LIFE INSURANCE COMPANY OF NORTH AMERICA
By:	CIGNA Investments, Inc.

	By:	/s/ Deborah B. Wiacek
	Name:	Deborah B. Wiacek
	Title:	Managing Director
[Signature page to First Amendment to Note Purchase Agreement — 2005]

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Jerome R. Baier
Name:	Jerome R. Baier
Title:	Its Authorized Representative
[Signature page to First Amendment to Note Purchase Agreement — 2005]

MONUMENTAL LIFE INSURANCE COMPANY

By: Name:	/s/ Bill Henricksen Bill Henricksen
Title:	Vice President
[Signature page to First Amendment to Note Purchase Agreement — 2005]

PRINCIPAL LIFE INSURANCE COMPANY
By:	Principal Global Investors, LLC a Delaware limited liability company, its authorized signatory

By: Name:	/s/ Alan P. Kress Alan P. Kress
Title:	Counsel

By: Name:	/s/ James C. Fifield James C. Fifield
Title:	Assistant General Counsel

SYMETRA LIFE INSURANCE COMPANY, a Washington corporation
By:	Principal Global Investors, LLC, a Delaware limited liability company, its authorized signatory

By: Name:	/s/ Alan P. Kress Alan P. Kress
Title:	Counsel

By: Name:	/s/ James C. Fifield James C. Fifield
Title:	Assistant General Counsel

VANTISLIFE INSURANCE COMPANY, a Connecticut company
By:	Principal Global Investors, LLC a Delaware limited liability company, its authorized signatory

By: Name:	/s/ Alan P. Kress Alan P. Kress
Title:	Counsel

By: Name:	/s/ James C. Fifield James C. Fifield
Title:	Assistant General Counsel
[Signature page to First Amendment to Note Purchase Agreement — 2005]

MELLON BANK, N.A., SOLELY IN ITS CAPACITY AS CUSTODIAN FOR AVIVA LIFE—PRINCIPAL GLOB PRIV STRUCTURED SETTLEMENTS IMM ANN (AS DIRECTED BY THE PRINCIPAL GLOBAL INVESTORS, LLC), AND NOT IN ITS INDIVIDUAL CAPACITY (MAC & CO) — NOMINEE NAME

By: Name:	/s/ Bernadette T. Rist Bernadette T. Rist
Title:	Authorized Signatory
MELLON BANK, N.A., SOLELY IN ITS CAPACITY AS CUSTODIAN FOR AVIVA LIFE—PRINCIPAL GLOB PRIV GENERAL ACCOUNT UNIVERSAL LIFE (AS DIRECTED BY THE PRINCIPAL GLOBAL INVESTORS, LLC), AND NOT IN ITS INDIVIDUAL CAPACITY (MAC & CO) — NOMINEE NAME

By: Name:	/s/ Bernadette T. Rist Bernadette T. Rist
Title:	Authorized Signatory
MELLON BANK, N.A., SOLELY IN ITS CAPACITY AS CUSTODIAN FOR AVIVA LIFE—PRINCIPAL GLOB PRIV GENERAL ACCOUNT DEFERRED TSA (AS DIRECTED BY THE PRINCIPAL GLOBAL INVESTORS, LLC), AND NOT IN ITS INDIVIDUAL CAPACITY (MAC & CO) — NOMINEE NAME

By: Name:	/s/ Bernadette T. Rist Bernadette T. Rist
Title:	Authorized Signatory
MELLON BANK, N.A., SOLELY IN ITS CAPACITY AS CUSTODIAN FOR AVIVA LIFE—PRINCIPAL GLOB PRIV EG CONVERTIBLE SECURITIES (AS DIRECTED BY THE PRINCIPAL GLOBAL INVESTORS, LLC), AND NOT IN ITS INDIVIDUAL CAPACITY (MAC & CO) — NOMINEE NAME

By: Name:	/s/ Bernadette T. Rist Bernadette T. Rist
Title:	Authorized Signatory
The decision to participate in this investment, any representations made herein by the participant, and any actions taken hereunder by the participant has/have been made solely at the direction of the investment fiduciary who has sole investment discretion with respect to this investment
[Signature page to First Amendment to Note Purchase Agreement — 2005]

CALHOUN & CO., AS NOMINEE FOR COMERICA BANK & TRUST, NATIONAL ASSOCIATION, TRUSTEE TO THE TRUST CREATED BY TRUST AGREEMENT DATED OCTOBER 1, 2002.

By: Name:	/s/ Lori Perrault Lori Perrault
Title:	Attorney In Fact & Agent
[Signature page to First Amendment to Note Purchase Agreement — 2005]

HARTFORD LIFE INSURANCE COMPANY
HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

By:	Hartford Investment Management Company
Their:	Agent and Attorney-in-Fact

By: Name:	/s/ Daniel C. Leimbach Daniel C. Leimbach
Title:	Senior Vice President

PHYSICIANS LIFE INSURANCE COMPANY
By:	Hartford Investment Management Company
Its:	Investment Advisor

By: Name:	/s/ Daniel C. Leimbach Daniel C. Leimbach
Title:	Senior Vice President
[Signature page to First Amendment to Note Purchase Agreement — 2005]

PPM AMERICA, INC., AS ATTORNEY IN FACT,
ON BEHALF OF JACKSON NATIONAL LIFE INSURANCE COMPANY

By: Name:	/s/ Mark Staub Mark Staub
Title:	Vice President
[Signature page to First Amendment to Note Purchase Agreement — 2005]

BANKERS LIFE AND CASUALTY COMPANY
COLONIAL PENN LIFE INSURANCE COMPANY
CONSECO LIFE INSURANCE COMPANY
CONSECO SENIOR HEALTH INSURANCE COMPANY
CONSECO HEALTH INSURANCE COMPANY
WASHINGTON NATIONAL INSURANCE COMPANY

By:	40|86 Advisors, Inc., acting as Investment Advisor

By: Name:	/s/ Timothy L. Powell Timothy L. Powell
Title:	Vice President
[Signature page to First Amendment to Note Purchase Agreement — 2005]

MEMBERS LIFE INSURANCE COMPANY
CUMIS INSURANCE SOCIETY, INC.
CUNA MUTUAL INSURANCE SOCIETY
CUNA MUTUAL LIFE INSURANCE COMPANY

By: Name:	/s/ David C. Patch David C. Patch
Title:	Director, Private Placements
[Signature page to First Amendment to Note Purchase Agreement — 2005]

AMERUS LIFE INSURANCE COMPANY
AMERICAN INVESTORS LIFE INSURANCE COMPANY
By:	Aviva Capital Management, Inc.,
Its authorized attorney-in-fact

By: Name:	/s/ Roger D. Fors Roger D. Fors
Title:	VP - Private Placements
[Signature page to First Amendment to Note Purchase Agreement — 2005]

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
By:	Allianz of America, Inc. as the authorized signatory and investment manager

	By:	/s/ Gary Brown

Name: Gary Brown
Title: Assistant Treasurer
[Signature page ro First Amendment to Note Purchase Agreement — 2005]

COUNTRY LIFE INSURANCE COMPANY

By:	/s/ Bruce Finks
Name: Bruce Finks
Title: Vice President — Investments
[Signature page to First Amendment to Note Purchase Agreement — 2005]

THE OHIO NATIONAL LIFE INSURANCE COMPANY

By:	/s/ Jed R. Martin
Name:	Jed R. Martin
Title:	Vice President, Private Placements

OHIO NATIONAL LIFE ASSURANCE CORPORATION

By:	/s/ Jed R. Martin
Name:	Jed R. Martin
Title:	Vice President, Private Placements
[Signature page to First Amendment to Note Purchase Agreement — 2005]

BENEFICIAL LIFE INSURANCE COMPANY

By:	/s/ Robert R. Dalley
Name: Robert R. Dalley
Title: Senior Vice President and CFO
[Signature page to First Amendment to Note Purchase Agreement — 2005]

SCHEDULE A
[2005 Noteholders]
Allstate Life Insurance Company
Allstate Life Insurance Company of New York
Security Life of Denver Insurance Company
ING USA Annuity and Life Insurance Company (f/k/a Golden American Life Insurance Company, successor by merger to USG Annuity & Life Company)
ReliaStar Life Insurance Company (successor by merger to Security Connecticut Life Insurance Company)
ING Life Insurance and Annuity Company
Metropolitan Life Insurance Company
MetLife Investors USA Insurance Company
MetLife Investors Insurance Company
National Life Insurance Company
Life Insurance Company of the Southwest
The Prudential Life Insurance Company, Ltd
Gibraltar Life Insurance Co., Ltd.
MTL Insurance Company
Physicians Mutual Insurance Company
American Bankers Insurance Company of Florida, Inc.
American Memorial Life Insurance Company
Union Security Insurance Company
Time Insurance Company
John Alden Life Insurance Company
Teachers Insurance and Annuity Association of America
The Paul Revere Life Insurance Company
Unum Life Insurance Company of America
Provident Life and Accident Insurance Company
The Lincoln National Life Insurance Company (successor by merger to Jefferson — Pilot Life Insurance Company)
Jefferson Pilot Financial Insurance Company
Connecticut General Life Insurance Company
Life Insurance Company of North America
The Northwestern Mutual Life Insurance Company
Monumental Life Insurance Company
Principal Life Insurance Company

Symetra Life Insurance Company
VantisLife Insurance Company
Mellon Bank, N.A., solely in its capacity as Custodian for Aviva Life-Principal GLOB PRIV Structured Settlements IMM ANN (as directed by The Principal Global Investors, LLC), and not in its individual capacity (MAC & CO) — Nominee Name.
Mellon Bank, N.A., solely in its capacity as Custodian for Aviva Life-Principal GLOB PRIV General Account Universal Life (as directed by The Principal Global Investors, LLC), and not in its individual capacity (MAC & CO) — Nominee Name.
Mellon Bank, N.A., solely in its capacity as Custodian for Aviva Life-Principal GLOB PRIV General Account Deferred TSA (as directed by The Principal Global Investors, LLC), and not in its individual capacity (MAC & CO) — Nominee Name.
Mellon Bank, N.A., solely in its capacity as Custodian for Aviva Life-Principal GLOB PRIV EG Convertible Securities (as directed by The Principal Global Investors, LLC), and not in its individual capacity (MAC & CO) — Nominee Name.
Calhoun & Co., as Nominee for Comerica Bank & Trust, National Association, Trustee to the Trust Created by Trust Agreement dated October 1,2002.
Hartford Life Insurance Company
Hartford Life and Accident Insurance Company
Hartford Life and Annuity Insurance Company
Physicians Life Insurance Company
PPM America, Inc., as Attorney In Fact, on behalf of Jackson National Life Insurance Company
Bankers Life and Casualty Company
Colonial Penn Life Insurance Company
Conseco Life Insurance Company
Conseco Senior Health Insurance Company
Conseco Health Insurance Company
Washington National Insurance Company
Members Life Insurance Company
Cumis Insurance Society, Inc.
CUNA Mutual Insurance Society
CUNA Mutual Life Insurance Company
AmerUs Life Insurance Company
American Investors Life Insurance Company
Allianz Life Insurance Company of North America
Country Life Insurance Company
The Ohio National Life Insurance Company
Ohio National Life Assurance Corporation
Beneficial Life Insurance Company